UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☒ Preliminary Information Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Maui Land & Pineapple Company, Inc.
(Name of Registrant As Specified In Its Charter)

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☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY STOCKHOLDER OF

MAUI LAND & PINEAPPLE COMPANY, INC.

Dear Stockholders of Maui Land & Pineapple Company, Inc.:

This notice and the accompanying information statement (the “Information Statement”) are being furnished to the stockholders of Maui Land & Pineapple Company, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), as of the Record Date (as defined in the Information Statement). The purpose of the Information Statement is to inform you of actions taken by Stephen M. Case, the holder of a majority of the outstanding shares of our common stock (the “Majority Stockholder”), approving and ratifying (a) the stock option grants and common stock grants under the Company’s 2017 Equity and Incentive Award Plan (the “Plan”) in 2023 and 2024 to members of its Board of Directors (the “Board”) for their service on the Board and Board committees, and (b) the stock option to purchase 400,000 shares of common stock on March 6, 2023, to R. Scot Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson (collectively, the “Equity Awards”).

As of the close of business on the Record Date, we had 19,632,112 shares of common stock issued and outstanding, and the Majority Stockholder owned 11,983,382 shares of common stock, which represented over 61% of the voting power of the outstanding shares of common stock of the Company.

Our Board unanimously approved the Equity Awards and on August 5, 2024, the Majority Stockholder approved and ratified the Equity Awards (the “Stockholder Action”), in each case pursuant to the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation (the “Certificate”), and the Company’s bylaws (the “Bylaws”). The written consent of the majority of the Company’s issued and outstanding common stock is sufficient to approve and ratify the Equity Awards under the DGCL, Certificate, and Bylaws, and the Board is not soliciting your proxy or consent in connection with the Stockholder Action.

This notice and the Information Statement are being furnished to inform our stockholders of the Stockholder Action in accordance with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 228(e) of the DGCL. Pursuant to the DGCL, the Stockholder Action will be deemed effective as of August 5, 2024, which date is the date in which the Majority Stockholder executed an action by written consent relating to the Stockholder Action and delivered the same to the Board. This notice and the Information Statement are being mailed to our stockholders on or about [●], 2024. The enclosed Information Statement shall constitute the notice required under Section 228(e) of the DGCL.

We urge you to read the entire Information Statement carefully for a more complete description of these matters.

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. IT IS NOT A NOTICE OF MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ R. Scot Sellers

R. Scot Sellers

Chairman of the Board of Directors

[●], 2024

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This information statement (this “Information Statement”) is being made mailed on or about [●], 2024, to the holders of record of shares of our common stock, par value $0.0001 per share (our “Common Stock”) of Maui Land & Pineapple Company, Inc. (the “Company,” “we,” “us,” or “our”) as of the close of business on August 5, 2024 (the “Record Date”). This Information Statement is distributed to inform our stockholders of actions taken by Stephen M. Case (the “Majority Stockholder”), in his capacity as the holder of a majority of the outstanding shares of our Common Stock as of the Record Date. The Information Statement shall constitute the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”).

OVERVIEW OF STOCKHOLDER ACTIONS

On August 5, 2024, the Majority Stockholder executed and delivered to us a written consent (the “Consent”) approving and ratifying (the “Stockholder Action”) (a) the stock option grants and Common Stock grants under the Company’s 2017 Equity and Incentive Award Plan (the “Plan”) in 2023 and 2024 to members of its Board of Directors (the “Board”) for their service on the Board and on Board committees; and (b) approving the stock option to purchase 400,000 shares on March 6, 2023, to R. Scot Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson (collectively, the “Equity Awards”).

VOTES REQUIRED

The Board is not soliciting your consent or proxy in connection with the Stockholder Action, and no consents or proxies are being requested from stockholders.

Section 228 of the DGCL provides that stockholders of the Company may act by written consent without a meeting unless the Certificate provides otherwise. Article VI, Section C, of our Certificate provides, in relevant part, that, stockholders of the Company may act without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions to be taken, are signed by stockholders holding a number of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, we had 19,632,112 shares of Common Stock issued and outstanding. At the Record Date, the Majority Stockholder owned 11,983,382 shares of Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

Equity Awards to Directors

The DGCL permits, and Article VI, Section C, of our Certificate and Article II, Section 2.9, of our Bylaws provide, that approval of the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Company entitled to vote constitutes valid action by our stockholders. Approval of the Equity Awards by our stockholders is not required for the Equity Awards to be valid, but the stockholders may voluntarily approve and ratify the Equity Awards.

VOTES OBTAINED

The Majority Stockholder approved and ratified the Equity Awards by delivering to us the Consent without a meeting and without a vote in accordance with Section 228 of the DGCL and pursuant to our Certificate and Bylaws. Consequently, the Equity Awards were approved and ratified with the consent of the Majority Stockholder, who on the Record Date owned 11,983,382 shares of our Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

EFFECTIVENESS OF THE STOCKHOLDER ACTIONS

Pursuant to the DGCL, the Stockholder Action relating to the Stockholder Actions will be deemed effective as of August 5, 2024, the date on which the Consent was delivered by the Majority Stockholder to the Board.

EQUITY AWARDS TO DIRECTORS

General

Prior to 2023, the Company had not previously provided any compensation to members of its Board for their service on committees of the Board and as chairpersons of such committees, and the Company did not have a non-executive chairperson of the Board. The Company’s outside consultant, Pay Governance, recommended that additional Board compensation be paid in approximately equal amounts of cash and equity. However, the Company believes that increasing the relative portion of equity compensation in lieu of cash compensation facilitates aligning the interests of directors with those of the stockholders of the Company. Consequently, the Company awarded stock option grants and common stock grants under the Corporation’s 2017 Equity and Incentive Award Plan (as amended to date, the “Plan”) in 2023 and 2024 in the amounts listed below to members of its Board for their service on the Board and for service on Board committees.

2023 Equity Awards
Director	Date	Shares
Glyn Aeppel	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	21,000 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

John Sabin	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	18,000 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

Anthony Takitani	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	19,500 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

David Heenan	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

Arthur Tokin	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

2024 Equity Awards
Director	Date	Shares
Glyn Aeppel	May 16, 2024	65,375 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

John Sabin	May 16, 2024	68,000 (option to purchase shares)
	February 26, 2024	3,124 (stock)

Anthony Takitani	May 16, 2024	69,500 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

Catherine Ngo	May 16, 2024	63,125 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

Ken Ota	May 16, 2024	63,500 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

R. Scot Sellers	May 16, 2024	56,000 (option to purchase shares)
	April 1, 2024	8,556 (stock grant)

In addition, on March 6, 2023, the Company also awarded Mr. Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson, a stock option to purchase 400,000 shares of Common Stock. The exercise price underlying each of the stock option grants on May 16, 2023, was $12.11. The exercise price underlying each of the stock option grants on May 16, 2024, was $22.25. The exercise price underlying the stock option grant on March 6, 2023, to Mr. Sellers was $9.08. The 2023 Equity Awards, the 2024 Equity Awards and the stock option granted to Mr. Sellers are collectively referred to as the “Equity Awards.”

On August 5, 2024, the Majority Stockholder executed and delivered to us the Consent approving and ratifying the Equity Awards.

The 2023 Equity Awards and 2024 Equity Awards in the tables above exclude stock awards and stock options that were subsequently cancelled and are no longer outstanding.

Stockholder Approval

To approve and ratify the Equity Awards by our stockholders, the approval of the holders of a majority of the voting power of our outstanding Common Stock is required. As of the close of business on the Record Date, we had 19,632,112 shares of Common Stock issued and outstanding. On the Record Date, the Majority Stockholder owned 11,983,382 shares of our Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

The Consent is sufficient to effect the Stockholder Action and no further stockholder vote or other action is required. Approval of the Equity Awards by our stockholders is not required for the Equity Awards to be valid, but the stockholders may voluntarily approve and ratify the Equity Awards. The Stockholder Action is deemed effective on August 5, 2024, which is the date that the Majority Stockholder executed the Consent and delivered the same to our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 23, 2024, by (i) each beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
BENEFICIAL OWNER OF MORE THAN 5% OF SHARES OF COMMON STOCK
TSP Capital Management Group, LLC(2)	1,228,029	6.25%
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3)
Stephen M. Case(4)	11,983,382	61.04%
Race A. Randle	5,000	*
Wade K. Kodama	19,064	*
Anthony P. Takitani(5)	157,038	*
Glyn Aeppel(6)	116,439	*
John Sabin(7)	114,751	*
R. Scot Sellers(8)	169,889	*
A. Catherine Ngo(9)	34,687	*
Ken Ota(10)	31,750	*
All Directors and Executive Officers as a group (includes seven persons)	12,635,124	62.65%

*	Less than 1%

(1)

Information in this table concerning directors and named executive officers is based upon information supplied by our directors and named executive officers. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 19,632,112 shares of common stock outstanding as of August 23, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of August 23, 2024, are deemed outstanding.

(2)

Based on a Schedule 13G/A dated January 11, 2024, filed with the SEC. The Schedule 13G/A states that TSP Capital Management Group, LLC has sole dispositive power with respect to 1,228,029 shares of our common stock. The business address of TSP Capital Management Group, LLC is 382 Springfield Avenue, Suite 500, Summit, New Jersey 07901.

(3)	The business address of each director and named executive officer listed is c/o Maui Land & Pineapple Company, Inc., 500 Office Road, Lahaina, Hawaii 96761.

(4)

Substantially all shares beneficially owned by Stephen M. Case are indirectly owned by the Stephen M. Case Revocable Trust. Mr. Case is the sole trustee of the Stephen M. Case Revocable Trust and has the sole power to vote the stock and to sell or otherwise make investment decisions with respect to the shares. Mr. Case has pledged 7,814,012 of his shares to Bank of Hawaii as collateral security for certain obligations.

(5)	Includes 104,250 shares of common stock exercisable under options within 60 days of August 23, 2024.

(6)	Includes 103,688 shares of common stock exercisable under options within 60 days of August 23, 2024.

(7)	Includes 102,000 shares of common stock exercisable under options within 60 days of August 23, 2024.

(8)	Includes 161,333 shares of common stock exercisable under options within 60 days of August 23, 2024.

(9)	Includes 31,563 shares of common stock exercisable under options within 60 days of August 23, 2024.

(10)	Includes 31,750 shares of common stock exercisable under options within 60 days of August 23, 2024.

COMPENSATION OF DIRECTORS

Director Compensation

The follow table sets forth all compensation paid or awarded to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash(1)	Stock awards ($)	Option awards ($)(2)	All other compensation ($)	Total ($)(3)
Glyn Aeppel	$44,967	$67,459	275,685	-	$388,111
Stephen M. Case	$44,967	$67,459	217,441	-	$329,867
David Heenan(4)	$20,132	$30,200	-	-	$50,332
John Sabin	$44,967	$67,459	264,036	-	$376,462
R. Scot Sellers(5)	$57,875	$157,125	1,824,495	-	$2,039,495
Anthony P. Takitani	$44,967	$67,459	269,860	-	$382,286
Arthur Tokin(4)	$20,132	$30,200	-	-	$50,332

(1)

These amounts consist of a quarterly retainer. They do not include amounts paid to independent directors for reimbursements for travel expenses or other reasonable out-of-pocket expenses that are related to their Board service. From January 1, 2023 to May 16, 2023, the retainer was $11,000 per quarter. Effective May 17, 2023 to December 31, 2023, the retainer was $10,000 per quarter. Prorations were made for each director to reflect their service during 2023.

(2)

Aggregate grant date fair value (computed in accordance with FASB ASC topic 718) of stock awards granted in 2023, which vest quarterly. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our 2023 Annual Report on Form 10-K.

(3)

As of December 31, 2023, our directors owned the following stock awards and option awards:

●  Ms. Aeppel held 9,627 stock awards and 71,000 options to purchase common stock,

●  Mr. Case held 6,659 stock awards and 56,000 options to purchase common stock,

●  Mr. Heenan held 31,777 stock awards,

●  Mr. Sabin held 9,627 stock awards and 68,000 options to purchase common stock,

●  Mr. Sellers held 18,804 stock awards and 463,500 options to purchase common stock,

●  Mr. Takitani held 49,664 stock awards and 69,500 options to purchase common stock, and

●  Mr. Tokin held 61,284 stock awards.

Effective August 5, 2024, all stock awards and options to purchase common stock held by Mr. Case were cancelled, and 63,500 options to purchase common stock and 18,804 shares under stock awards granted to Mr. Sellers in 2023 were cancelled. Adjusting for such cancellations as of December 31, 2023, Mr. Case would not hold any stock awards or option awards and Mr. Sellers would hold 400,000 options to purchase common stock, resulting in total compensation of $44,967 for Mr. Case and $1,635,807 for Mr. Sellers, on an as adjusted basis.

(4)

Messrs. Heenan and Tokin did not stand for re-election to the Board. Their last day of service was May 16, 2023, at the conclusion of the Annual Meeting. Their cash retainer and stock grants were prorated to 45.75% of $44,000 cash retainer and $66,000 in stock grants.

(5)

Mr. Sellers was a Board observer prior to being appointed to the Board as chairperson effective April 1, 2023. For his Board observer service, Mr. Sellers was paid $11,000 in cash retainer and issued 1,800 shares of stock. Effective April 1, 2023, Mr. Sellers was appointed as chairperson of the Board and chairperson’s compensation was approved as $62,500 cash retainer payable over 4 calendar quarters beginning June 30, 2023, and issued 17,004 shares of stock to be vested over 4 quarters beginning June 30, 2023. On May 16, 2023, Mr. Sellers received options to purchase 63,500 shares of common stock for Board and committee service. On March 6, 2023, the Company also awarded Mr. Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson, a stock option to purchase 400,000 shares of common stock vesting in three equal annual installments commencing on June 1, 2024. Options to purchase 63,500 shares of common stock and 18,804 shares under stock awards were subsequently cancelled and are no longer outstanding.

In 2023, all non‑employee directors received cash retainer fees. We expect each director to attend Board meetings; therefore, we do not pay additional compensation for meeting attendance. Non‑employee directors were also granted restricted common stock and stock options under the 2017 Plan for the calendar year, which vest quarterly. The directors have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. Should a director depart from the Board for any reason or not be re-elected to the Board, the cash retainer, restricted share vesting, and option vesting will be prorated to the last date of service. Any unpaid cash retainer and unvested restricted shares and options due to the director’s departure from the Board will be cancelled.

DISSENTERS’ RIGHTS

Under the DGCL, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Stockholder Actions.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than the foregoing, no director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Stockholder Action.

DISTRIBUTION AND COSTS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the we have received contrary instructions from one or more of the security holders. We will deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us or calling us at the contract information below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports. Our contact information is: Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, HI 96761, Attention: Corporate Secretary, (808) 877-3351. We will pay the cost of preparing, printing and distributing this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.mauiland.com. Information contained on our website is not a part of this Information Statement and the inclusion of our website address in this Information Statement is an inactive textual reference only.

By Order of the Board of Directors

/s/ R. Scot Sellers

R. Scot Sellers

Chairman of the Board of Directors

[●], 2024